SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Furiex Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

FURIEX PHARMACEUTICALS, INC.

3900 Paramount Parkway, Suite 150

Morrisville, North Carolina 27560

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2011

TO THE STOCKHOLDERS OF

FURIEX PHARMACEUTICALS, INC.

The 2011 annual meeting of stockholders of Furiex Pharmaceuticals, Inc. will be held at Hotel Sierra, 10962 Chapel Hill Road, Morrisville, North Carolina, on Thursday, May 19, 2011, at 9:00 a.m. local time, for the following purposes:

1.	To elect a board of six directors;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on April 1, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal offices in Morrisville, North Carolina beginning on April 8, 2011 and continuing through May 19, 2011 for any purposes related to the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials, including this notice, the proxy statement (including an electronic proxy card for the meeting) and our 2010 annual report to stockholders via the internet. Taking advantage of these rules should allow us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

Our stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the accompanying proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy. Your vote is important. Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible.

Morrisville, North Carolina

Dated: April 8, 2011

By Order of the Board of Directors

Nadine Chien, Ph.D., Esq.
Secretary

FURIEX PHARMACEUTICALS, INC.

3900 Paramount Parkway, Suite 150

Morrisville, North Carolina 27560

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 19, 2011

This proxy statement has been prepared by the management of Furiex Pharmaceuticals, Inc. “We,” “our” and the “Company” each refers to Furiex Pharmaceuticals, Inc.

In accordance with the Securities and Exchange Commission, or SEC, rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials, including the notice, proxy statement, electronic proxy card for the meeting and 2010 annual report to stockholders, including financial statements, by providing access to them on the internet. These materials were first available on the internet on April 8, 2011. We mailed a notice of internet availability of proxy materials on or about April 8, 2011 to our stockholders of record and beneficial owners as of April 1, 2011, the record date for the meeting. The proxy statement and notice of internet availability of proxy materials contain instructions for accessing and reviewing our proxy materials on the internet and for voting by proxy over the internet. If you prefer to receive printed copies of our proxy materials, the notice of internet availability of proxy materials contains instructions on how to request such materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you receive in response to your request. Viewing our proxy materials and voting by proxy electronically this year and in the future will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printing and mailing these materials.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote

You are entitled to vote your common stock if you held shares as of the close of business on April 1, 2011. At the close of business on April 1, 2011, a total of 9,881,340 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Voting by Proxies

If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	via the internet by accessing the proxy materials on the secure website, http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26348, and following the voting instructions on that website;

•	via telephone by calling toll free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 outside the United States and following the recorded instructions; or

•

by requesting printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the notice of internet availability of proxy materials and completing, dating, signing and returning the proxy card that you receive in response to your request.

The internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the internet or telephone must be completed by 11:59 p.m. local time on May 18, 2011. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

We are not aware of any other matters to be presented at the meeting except for those described in this proxy statement. If any matters not described in this proxy statement are presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxies may vote your shares on the new meeting date as well, unless you revoke your proxy instructions before then.

Revoking Your Proxy Instructions

You may revoke your proxy. If you are a stockholder of record, you may either (1) advise our corporate Secretary, Nadine Chien, in writing before the meeting, (2) deliver later proxy instructions before the meeting or (3) attend the meeting and vote in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the meeting if you obtain a legal proxy giving you the right to do so.

Counting Votes

The annual meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. If you have submitted or returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced to the meeting. Broker non-votes also count for quorum purposes. If you hold your common stock through a broker, bank or other nominee, generally the nominee may only vote the common stock that it holds for you in accordance with your instructions. However, if the nominee has not received your instructions before the meeting, the nominee may vote on matters that are considered to be routine under rules governing the nominee. If a nominee cannot vote on a particular matter because it is not routine, there will be a “broker non-vote” on that matter. We do not count broker non-votes as votes for or against any proposal. We do count abstentions as votes against a proposal. Although there is no definitive statutory or case law in Delaware regarding broker non-votes and abstentions, we believe that our intended treatment of them is appropriate. An inspector of election will count all votes cast at the meeting and report the results on each matter presented at the meeting.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. You will need to obtain your own internet access if you choose to access the proxy materials and/or vote over the internet. In addition to soliciting proxies by mail, our employees might solicit proxies personally and by telephone. None of these employees will receive any additional compensation for this. We have not, but may, retain a proxy solicitor to assist in the solicitation of proxies for a fee. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

Attending the Annual Meeting

If you are a holder of record and plan to attend the annual meeting, please bring your proxy or a photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in “street name,” you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in street name, you must get a proxy in your name from the registered holder.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our bylaws currently provide that the number of directors constituting the Board of Directors shall be not less than five nor more than twelve. The Board may establish the number of directors within this range. There are six directors presently serving on our Board and the number of directors to be elected at this annual meeting is six.

Vote Required

Directors are elected by a plurality of the votes cast at the annual meeting. This means that the six nominees receiving the highest number of votes will be elected.

Voting by the Proxies

The proxies will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted for the election of the nominees named in this proxy statement. Each nominee has agreed to serve and we expect that each of the nominees will be able to serve if elected. However, if any nominee is unavailable for election, the proxies may vote your common stock to elect a substitute nominee proposed by the Board of Directors.

Pursuant to recent amendments to the rules governing brokers, if you hold your shares in street name and do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors.

Nominees

The Board of Directors unanimously recommends the six nominees listed below for election to the Board. Each nominee currently serves as a director of the Company. The Board of Directors has determined that each director other than Dr. Eshelman, who is Executive Chairman of Pharmaceutical Product Development, Inc., or PPD, which spun Furiex out in June 2010, are independent as defined in Rule 5605(a)(2) of the Nasdaq Stock Market listing rules. In addition to the specific bars to independence set forth in that rule, we also consider whether a director or his or her affiliates have provided any services to, worked for or received any compensation from us or PPD in the past three years in particular. Except for fees received by Dr. Bondurant as an independent director of PPD, none of our independent directors has done so. In addition, none of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.

Name of Nominee	Age	Director Since	Position on Board
Stuart Bondurant, M.D.	81	February 2010	Director

Peter B. Corr, Ph.D.	62	February 2010	Director

Wendy L. Dixon, Ph.D.	55	February 2010	Director

Fredric N. Eshelman, Pharm.D.	62	October 2009	Founding Chairman

Stephen W. Kaldor, Ph.D.	49	December 2010	Director

Robert P. Ruscher	50	February 2010	Director

Stuart Bondurant, M.D. is Emeritus Dean and Emeritus Professor of Medicine at the School of Medicine of the University of North Carolina at Chapel Hill, and a director of PPD. He was Interim Executive Vice President and Executive Dean for Health Sciences at Georgetown University in Washington, D.C. from 2004 to 2007. He was Dean of the School of Medicine at the University of North Carolina (Chapel Hill) from 1979 to 1994 and from 1996 to 1997. He served as Professor of Medicine at the University of North Carolina (Chapel Hill) from

1979 to 2004. He served as President and Dean of Albany Medical College from 1974 to 1979. Dr. Bondurant was Director of Epidemiologic Studies at the New York Academy of Medicine from January 1995 until April 1996. Dr. Bondurant has served as President of the American College of Physicians and the Association of American Physicians. He has also served as Interim President of the Institute of Medicine of the National Academy of Science and as Vice President of the American Heart Association and the American Society for Clinical Investigation. He served as the Chairman of the Board of Directors of the North Carolina Biotechnology Center from 1988 to 1992. In connection with the spin-off of Furiex from PPD, the companies agreed that Dr. Bondurant would serve on our Board for not more than three years.

Among other experience, qualifications, attributes and skills, Dr. Bondurant’s historical knowledge of our business based on his tenure as a director of PPD, as well as his stature in the medical community, medical knowledge and experience and management skills led to the conclusion of our Nominating and Governance Committee and of our full Board that he should serve as a director of our Company in light of our business and structure.

Peter B. Corr, Ph.D. is Co-Founder and General Partner of Celtic Therapeutics Management LLP. Dr. Corr retired from Pfizer Inc. in December 2006 where he was Senior Vice President for Science and Technology, a position he had held since 2002. In 2002 and 2003, he also headed worldwide pharmaceutical research and development for Pfizer. Previously, Dr. Corr served as Executive Vice President, Pfizer Global Research & Development, and President, Worldwide Development. Prior to Pfizer, Dr. Corr served as Senior Vice President, Discovery Research, at Monsanto/Searle and President of Pharmaceutical Research and Development at Warner Lambert/Parke Davis. Dr. Corr, who received his Ph.D. from Georgetown University School of Medicine, spent 18 years as a researcher in molecular biology and pharmacology at Washington University in St. Louis. When he left Washington University, Dr. Corr was Professor, Department of Medicine (Cardiology) and Professor, Department of Pharmacology and Molecular Biology. His research has been published in more than 160 scientific manuscripts. In addition to his work at Pfizer, Dr. Corr was Chairman of the Science & Regulatory Executive Committee of the Pharmaceutical Research and Manufacturers of America (PhRMA); Chairman of the PhRMA Foundation Board of Directors; and Chairman of the Hever Group, representing Chief Scientific Officers (CSO’s) across the European and U.S. based pharmaceutical industry.

Among other experience, qualifications, attributes and skills, Dr. Corr’s executive experience at a leading pharmaceutical research and development company supports his service as a director of our company in light of our business and structure.

Wendy L. Dixon, Ph.D. is a Senior Advisor to The Monitor Group, a worldwide consulting firm. She has had an over 30-year career in the pharmaceutical and biotechnology business, combining a technical background and experience in drug development and regulatory affairs with commercial responsibilities in building and leading organizations and launching and growing more than 20 pharmaceutical products including Tagamet, Fosamax, Singulair, Plavix, Abilify, Reyataz and Baraclude. From 2001 to 2009 she was Chief Marketing Officer and President, Global Marketing for Bristol-Myers Squibb, and served on the CEO’s Executive Committee. From 1996 to 2001 she was Senior VP Marketing at Merck and prior to that she held executive management positions at West Pharmaceuticals, Osteotech and Centocor, and various positions at SmithKline and French (now GlaxoSmithKline) in marketing, regulatory affairs, project management and as a biochemist. Dr. Dixon serves on the boards of directors of Alkermes, Inc., Incyte Corporation and Orexigen Therapeutics, Inc.

Among other experience, qualifications, attributes and skills, Dr. Dixon’s technical background in drug development, commercialization, marketing and regulatory affairs supports her service as a director of our company in light of our business and structure.

Fredric N. Eshelman, Pharm.D. has served as our Chairman since we were founded in 2010, and has served as PPD’s Executive Chairman since July 2009. He served as Chief Executive Officer of PPD from July 1990 to July 2009 and as Vice Chairman of its Board of Directors from July 1993 to July 2009. Dr. Eshelman founded PPD’s predecessor and served as its Chief Executive Officer until its sale to PPD in 1989. Dr. Eshelman served as Senior Vice President, Development and as a director of Glaxo Inc., a subsidiary of Glaxo Holdings plc, from 1989 through 1990 before rejoining PPD.

Among other experience, qualifications, attributes and skills, Dr. Eshelman’s status as our founder, and his unique experience, in-depth knowledge and understanding of drug discovery and development, stature in the pharmaceutical and clinical research organization industries, and perspective on our business in particular led to the conclusion of our Nominating and Governance Committee and of our full Board that he should serve as a director of our Company in light of our business and structure.

Stephen W. Kaldor, Ph.D. most recently served as president and chief executive officer of Ambrx, a San Diego-based biopharmaceutical company with a mission to deliver breakthrough protein therapeutics. Prior to this role, Dr. Kaldor served as president and chief scientific officer of Takeda San Diego Inc., the U.S. Discovery Research Center for Takeda Pharmaceuticals. Dr. Kaldor ran Syrrx, a privately-held, structure-based drug discovery company, as its president and chief scientific officer from 2003 to 2005. He also has over 12 years of drug discovery and development experience at Eli Lilly and Company, has served as a researcher and director with line management responsibility for groups of up to 270 people. Dr. Kaldor holds a B.S. in chemistry from Columbia University and a Ph.D. in organic chemistry from Harvard University. Dr. Kaldor is the co-inventor of multiple compounds that have advanced into the clinic, including Viracept®, a marketed HIV protease inhibitor.

Among other experience, qualifications, attributes and skills, Dr. Kaldor’s technical background in drug discovery and management of drug development companies supports his service as a director of our company in light of our business and structure. Dr. Eshelman recommended Dr. Kaldor as a director, and our Nominating/Corporate Governance Committee reviewed his qualifications and recommended his candidacy to the full Board, which appointed him in December 2010.

Robert P. Ruscher has more than 20 years of experience working closely with emerging growth, technology-based companies (privately held/venture capital backed and publicly traded), as well as the investors and investment banks that help finance them. Mr. Ruscher began his business career as a certified public accountant working with San Francisco Bay area technology companies for three years, which was followed by seven years as a corporate attorney representing primarily life science companies, including those focused in the fields of biotechnology and specialty pharmaceuticals. In 1995 Mr. Ruscher joined Salix Pharmaceuticals (a gastroenterology specialty pharmaceutical company) as Director, Business Development and advanced to positions of increasing responsibility, culminating in becoming President and Chief Executive Officer and a member of the Board of Directors in 1999. As President and Chief Executive Officer, Mr. Ruscher formulated and implemented Salix’s strategic change from a “virtual” model to a successful product-based sales and marketing focused specialty pharmaceutical company, including managing significant employee growth (7 to 125), overseeing a successful FDA New Drug Application approval process for Salix’s first product and receiving an FDA approvable letter for its second product. Mr. Ruscher served as President and Chief Executive Officer of Salix from 1999 to 2002, served as Executive Chairman of the Board from 2002 to 2003, and retired from Salix in 2005. Since that time he has been a private investor.

Among other experience, qualifications, attributes and skills, Mr. Ruscher’s experience in public company management, business development and accounting supports his service as a director of our company in light of our business and structure.

Information About the Board of Directors and its Committees

The Board of Directors is responsible for the general oversight and management of the Company. The Board oversees risks related to the Company’s business through reports from the President and Chief Medical Officer and the Board’s committees. The Board has historically separated the positions of Chairman of the Board and principal executive officer, with Dr. Eshelman serving as Chairman while our President and Chief Medical

Officer, Dr. June Almenoff is our principal executive officer. The Board believes the separation of these positions has served the Company well, and intends to maintain this separation where appropriate and practicable. We believe our leadership structure is appropriate given the size of our Company, Dr. Eshelman’s historical and strategic experience and understanding of our Company and industry, and Dr. Almenoff’s medical and scientific background, skill in drug development, and business development and management experience in the pharmaceutical industry.

The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Mr. Ruscher, Chairman, Dr. Bondurant and Dr. Dixon, each of whom is independent under the Nasdaq Stock Market listing rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, are currently members of the Audit Committee. In 2010, the Audit Committee held five meetings. The Audit Committee is solely responsible for the engagement of the independent auditors; reviews with management and with the independent auditors the scope and results of the Company’s audits, the internal accounting controls of the Company, financial reporting processes and audit policies and practices; pre-approves all of the professional services furnished by the independent auditors; and oversees the Company’s internal audit function and corporate compliance program. The Committee is responsible for monitoring the risks related to financial reporting, accounting, treasury, legal and corporate compliance matters. The Committee fulfills this responsibility through systematic, regular reviews of these functions with the support of the internal and independent auditors, and reports the results of these reviews to the Board as appropriate. A copy of the Audit Committee charter is filed as Appendix A to this proxy statement.

Dr. Corr, Chairman, Dr. Dixon and Mr. Ruscher, each of whom is independent under the Nasdaq Stock Market listing rules, are currently members of the Compensation Committee. During 2010, the Compensation Committee held four meetings. Pursuant to the Compensation Committee charter, the Compensation Committee has the sole authority to determine the compensation of both the Company’s Chairman and of its principal executive officer, to review and approve the compensation of the Company’s other executive officers and to review the compensation of the Company’s directors and recommend changes in the directors’ compensation to the Board of Directors. The Committee also oversees the administration of the Company’s equity compensation, retirement, incentive compensation and benefit plans. In performing these functions, the Committee evaluates the risks relating to the attraction and retention of talent and the Company’s compensation plans. A copy of the Compensation Committee charter is filed as Appendix B to this proxy statement.

Dr. Bondurant, Chairman, Dr. Corr and Mr. Ruscher, each of whom is independent under the Nasdaq Stock Market listing rules, are currently members of the Nominating and Governance Committee. The Nominating and Governance Committee held two meetings in 2010. The Nominating and Governance Committee identifies individuals qualified to become Board members, recommends director nominees to the Board, reviews the composition of the Board and its committees, develops and recommends to the Board appropriate corporate governance guidelines and oversees the Board’s annual self-evaluation process. A copy of the Nominating and Governance Committee charter is filed as Appendix C to this proxy statement.

In 2010, the Board held eight meetings. Each incumbent member of the Board during the time he or she served as a director of the Company attended at least 75% of the 2010 meetings of the Board of Directors and Board committees of which he or she was a member. The Board has closed sessions of its independent directors generally at each regularly scheduled meeting. Although the Company does not have a formal written policy with respect to Board members’ attendance at its annual meeting of stockholders, it encourages all directors to attend that meeting.

Stockholders may send any communications regarding Company business to the Board of Directors or any individual director in care of the Secretary of the Company at our principal executive offices located at 3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560. The Secretary will forward all such communications to the addressee.

To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to Furiex and its shareholders; an inquisitive and objective perspective and mature judgment; availability to perform all Board and committee responsibilities; and independence. In addition to these minimum requirements, the Nominating and Governance Committee will also evaluate whether the nominee’s skills are complementary to the existing directors’ skills and the Board’s need for operational, management, financial, international, industry-specific or other expertise. We do not have a specific written policy with regard to the consideration of diversity in identifying director nominees. We focus on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of our stockholders. All those matters being equal, we do and will consider diversity a positive additional characteristic in potential nominees.

The Nominating and Governance Committee invites Board members to submit nominations for director. In addition to candidates submitted by Board members, director nominees recommended by stockholders will be considered. Stockholder recommendations must be made in accordance with the procedures described in the following paragraph and will receive the same consideration that other nominees receive. All nominees are evaluated by the Nominating and Governance Committee to determine whether they meet the minimum qualifications and whether they will satisfy the Board’s needs for specific expertise at that time. The Committee recommends to the full Board nominees for election as directors at the Company’s annual meeting of stockholders.

Our bylaws permit any stockholder of record to nominate directors. You must give written notice of your intent to make nominations by personal delivery or by certified mail, postage prepaid, to the Secretary of the Company. Any such timely notice will be forwarded to the Nominating and Governance Committee. If the election is to be held at the annual meeting of stockholders, you must give your notice not more than 90 days nor less than 50 days before the meeting. If the election is to be held at a special meeting of stockholders called to elect directors, you must give your notice by the tenth business day following the date on which notice of the special meeting is first given to stockholders. Your notice must include the following: (1) your name and address, as they appear on the Company’s books, and the name and residence address of the persons to be nominated; (2) the class and number of shares of the Company which you beneficially own; (3) a representation that you are a stockholder of record of the Company entitled to vote at the meeting and intend to appear in person or by proxy to nominate the persons specified in your notice; (4) a description of all arrangements or understandings between you and each nominee and any other persons, by name, as to how you will make the nominations; (5) all other information regarding each nominee you propose which is required to be disclosed in a solicitation of proxies for election of directors or is required under Regulation 14A of the Securities Exchange Act of 1934, including any information required to be included in a proxy statement if the nominee had been nominated by the Board of Directors; and (6) the written consent of each nominee to be named in a proxy statement to serve as a director, if elected.

No stockholder has properly nominated anyone for election as a director at this annual meeting.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to its charter, the Audit Committee of our Board of Directors has appointed the firm of Deloitte & Touche LLP, Raleigh, North Carolina, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011. While the Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Committee and the Board of Directors are requesting that the stockholders ratify this appointment. If the stockholders ratify this appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If the stockholders do not ratify this appointment, the Audit Committee may reconsider, but might not change, its appointment.

Deloitte & Touche LLP, or D&T, has audited our financial statements annually since our formation in 2010. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting.

Voting by the Proxies

The proxies will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

The Board of Directors unanimously recommends that stockholders vote for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under the newly enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our board of directors is submitting a “say on pay” proposal for stockholder consideration. While the vote on executive compensation is nonbinding and solely advisory in nature, our board of directors and the Compensation Committee value the opinion of our stockholders and will review the voting results and seek to determine the causes of any significant negative voting result to better understand issues and concerns not previously presented.

Executive compensation is an important matter for our stockholders. The core of our executive compensation philosophy and practice continues to be to pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead us successfully in a competitive environment.

The compensation of the named executive officers is described on pages 13-21, including the Compensation Discussion and Analysis (“CD&A”) on pages 13-18. The CD&A section of this proxy statement provides additional details on our executive compensation, including our compensation philosophy and objectives and the fiscal 2010 compensation of the named executive officers.

We are asking stockholders to vote on the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table for fiscal 2010 and the other related tables and disclosures).”

As indicated above, the stockholder vote on this resolution will not be binding on us or on the board of directors, and will not be construed as overruling any decision by us or by the board of directors. The vote will not be construed to create or imply any change to our fiduciary duties or those of the board, or to create or imply any additional fiduciary duties for us or the board of directors.

Recommendation

Our board of directors recommends a vote FOR Proposal No. 3.

PROPOSAL NO. 4—ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we are also required to seek a nonbinding advisory stockholder vote regarding the frequency of submission to stockholders of a “say on pay” advisory vote such as Proposal No. 3. The Dodd-Frank Act specifies that stockholders be given the opportunity to vote on our executive compensation programs either annually, every two years or every three years. Although this vote is advisory and nonbinding, our board of directors will review voting results and give serious consideration to the outcome of such voting.

Our board of directors recognizes the importance of receiving regular input from our stockholders on important issues such as our compensation programs. Our board also believes that a well-structured compensation program should include plans that drive creation of stockholder value over the long-term, and that it should receive advisory input from our stockholders each year. Accordingly, as indicated below, the board recommends that you vote in favor of an annual advisory vote on our compensation programs.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, as indicated above, the stockholder vote on the frequency of nonbinding stockholder votes to approve executive compensation will not be binding on us or the Board, and will not be construed as overruling any decision by us or the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for us or the Board.

Recommendation

The board of directors recommends that the stockholders vote FOR the option of once every year as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

OTHER INFORMATION

Principal Stockholders

The following table shows the number of shares of the Company’s common stock beneficially owned as of the record date for the meeting, April 1, 2011, by:

•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each director and nominee for director;

•	each of our executive officers named in the Summary Compensation Table below (the “named executive officers”); and

•	all current directors and executive officers of the Company as a group.

Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown, and their address is c/o Furiex Pharmaceuticals, Inc., 3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560. As of April 1, 2011, the Company had 9,881,340 shares of common stock outstanding. Share ownership in each case also includes shares issuable upon exercise of outstanding options that can be exercised within 60 days after April 1, 2011 for purposes of computing the percentage of common stock owned by the person named. Options owned by a person are not included for purposes of computing the percentage owned by any other person.

Executive Officers, Directors and Five Percent Stockholders	Shares Beneficially Owned	Percentage Beneficially Owned
Tyndall Capital Partners, L.P. (1)	700,000	7.1%
599 Lexington Avenue, Suite 4100 New York, New York 10022

Schroder Investment Management North America Inc. (2)	655,537	6.6%
875 Third Avenue New York, New York 10020

Fredric N. Eshelman (3)	634,233	6.4%

June S. Almenoff	—	—

Stuart Bondurant (4)	18,166	*

Peter B. Corr (4)	17,570	*

Paul S. Covington	73	*

Wendy L. Dixon (4)	17,570	*

Stephen W. Kaldor	—	—

Gail McIntyre	268	*

Robert P. Ruscher (4)	17,570	*

Marshall Woodworth	—	—

All current executive officers and directors as a group (10 persons)(5)	705,450	7.1%

*	Less than one percent.
(1)	Based on information contained in Schedule 13D filed with the SEC on June 28, 2010 by Tyndall Capital Partners, L.P. The Schedule 13D provides that Tyndall Capital Partners, L.P. holds sole voting and dispositive power as to 700,000 shares. On the Schedule 13D, Tyndall Capital Partners, L.P. does not list any natural persons having voting and/or investment powers over the shares held of record by the company.

(2)	Based on information contained in Schedule 13G filed with the SEC on February 16, 2011, by Schroder Investment Management North America Inc. The Schedule 13G provides that Schroder Investment Management North America Inc. holds sole dispositive power as to 655,537 shares, and sole voting power as to 620,364 shares. Schroder Investment Management North America Inc., along with Schroder Investment Management Ltd., holds shared voting power as to 35,173 shares. On the Schedule 13G, Schroder Investment Management North America Inc. does not list any natural persons having voting and/or investment powers over the shares held of record by the company.
(3)	Based on information contained in Schedule 13G filed with the SEC on February 14, 2011. Includes 41,666 shares of common stock held in a grantor retained annuity trust, 938 shares of common stock held in a limited liability company and 140 shares of common stock held by Mrs. Eshelman.
(4)	Includes 17,570 shares issuable upon exercise of options.
(5)	Includes the shares described in footnote 3 above.

Compensation of Non-Employee Directors

The cash and equity compensation payable to non-employee directors (“Outside Directors”) is described below. Members of our Board who are also employees of Furiex are not entitled to any compensation with respect to their service as Board members.

Cash Compensation

Each Outside Director receives a retainer of $25,000 per year. The Chairperson of the Audit Committee receives a retainer of $10,000 per year and the Chairperson of the Compensation Committee and the Nominating and Governance Committee each receives a retainer of $7,500 per year for his or her service. Each Outside Director also receives cash compensation for attendance at meetings of our Board and committees of our Board in the amount of $2,000 for attendance in person and $1,000 for attendance by telephone. We pay all cash compensation to Outside Directors for their service on our Board and its committees and attendance on meetings on a quarterly basis in arrears. We also reimburse our directors for their travel expenses for Board and committee meetings.

Equity Compensation

Other than Dr. Eshelman, whose equity compensation is covered by his consulting agreement described below, Outside Directors elected or appointed prior to our June 2010 spin-off from PPD each received an equity award consisting of options in the amount of $100,000. Beginning in 2011, all Outside Directors will receive annual grants of options in the amount of $70,000. Each grant will be made out of the 2010 Stock Plan. Options granted to our Board members for annual service vest immediately prior to the next election of directors, subject to the Board member’s continued service.

Consulting Agreement with Dr. Eshelman

We entered into a consulting agreement with Dr. Eshelman in June 2010 immediately prior to the spin-off. Pursuant to the consulting agreement, Dr. Eshelman provides us senior strategic oversight services, assists our President and Chief Medical Officer with executive functions, including executive decision-making and strategic discussions with senior management, assists us with investor relations matters and provides other services as needed or requested by us. We believe these services will be important to our initial and long-term success, given Dr. Eshelman’s knowledge of our business as well as his extensive experience and expertise in drug development. For his services, we granted Dr. Eshelman a stock option to purchase shares of our common stock equal to 2.0% of our common stock outstanding immediately after the completion of the spin-off, and intend to grant him another stock option for an additional 1.0% in June 2012, the second anniversary of the spin-off. The options will vest over three years, with one third of the option vesting on each of the first, second and third anniversaries of the grant. The option exercise prices will be equal to the fair market value of our common stock at close of market on the date of grant. We also will reimburse Dr. Eshelman for his reasonable and necessary business expenses incurred in connection with providing the services. The agreement may be terminated by us or by Dr. Eshelman at any time and for any reason upon 30 days’ written notice. If Dr. Eshelman terminates his engagement for any reason or if his engagement terminates due to his death or disability, then unless our board approves otherwise, any unvested options will terminate. If we terminate Dr. Eshelman’s engagement at any time without cause (as defined in our stock plan), then all unvested options will immediately vest. If we terminate Dr. Eshelman’s engagement for cause, then all unexercised options, whether vested or not, will terminate.

Director Compensation in Fiscal 2010

The following table shows the compensation earned by each non-employee director of the Company for the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	All Other Compen- sation ($)	Total ($)
Stuart Bondurant	$51,500	$102,041	$—	$153,541
Peter B. Corr	48,500	102,041	—	150,541
Wendy L. Dixon	50,000	102,041	—	152,041
Fredric N. Eshelman	34,000	2,402,551	—	2,436,551
Stephen W. Kaldor	14,500	—	—	14,500
Robert P. Ruscher	62,000	102,041	—	164,041

(1)	Consists of the annual board retainer, board and committee meeting fees, and committee chair retainers.
(2)	On June 17, 2010, Furiex granted each non-employee director, except Dr. Eshelman, nonqualified options to purchase 17,570 shares of common stock of the Company having an aggregate grant date fair value of $102,041 computed in accordance with FASB ASC Topic 718. As of December 31, 2010, the number of shares underlying options held by each such non-employee director who received 2010 grants was 17,570.
(3)	Pursuant to the consulting agreement discussed above, on June 17, 2010, Furiex granted Dr. Eshelman nonqualified options to purchase 197,627 shares of common stock of the Company having an aggregate fair value as of December 31, 2010 of $2,402,551, computed in accordance with FASB ASC Topic 505-50. As of December 31, 2010, the number of shares underlying options held by Dr. Eshelman who received 2010 grants was 197,627.

Executive Compensation

Compensation Discussion and Analysis

We have separated our discussion of executive compensation into the following sections:

•	the guiding philosophy and objectives for our executive compensation program;

•	treatment of outstanding equity awards in connection with the spin-off; and

•	2010 compensation of our named executive officers, including amounts paid by PPD prior to the spin- off.

Compensation Program Objectives

We seek to establish and implement a compensation system for our executive officers that is performance-oriented and designed to meet the following objectives:

•	enable the Company to attract, retain and motivate its executive officers;

•	provide for compensation that is both externally competitive and internally equitable;

•	reward for outstanding Company and individual performance;

•	provide long-term incentive compensation through equity grants; and

•	promote long-term shareholder value.

To achieve these objectives, we seek to design our executive compensation program and set compensation levels that are comparable to those of other companies that compete with us for executive talent. We use both objective and subjective criteria to evaluate company and individual performance and set compensation. This approach should allow the Compensation Committee to exercise discretion and not rely solely on rigid formulas and quantitative analyses. We also generally target cash compensation at the 50th to 75th percentile of our peer companies and supplement that with additional executive compensation in the form of equity grants. Through a discretionary annual cash incentive plan, the Compensation Committee also seeks to reward outstanding performance, incentivize future achievement and assist in attracting and retaining our executive officers. We provide long-term compensation in the form of stock options that generally vest over a three-year period. We believe these awards allow the executive officers to participate in the long-term success of the Company, align their interests with those of our shareholders, reward for past performance and incentivize future performance, and help retain talented executive management personnel.

We rely on various sources of information to assist us in establishing and maintaining our compensation program, including an independent compensation consulting firm, Frederic W. Cook & Co., Inc., retained by PPD to advise it prior to the spin-off on our compensation programs, the Radford Global Life Sciences Survey for companies with fewer than 150 employees, and the experience and knowledge of our Compensation Committee and senior management. The Compensation Committee uses information from these sources to assist it in evaluating the competitiveness of the Company’s executive compensation program, setting compensation levels for the executive officers and meeting the Compensation Committee’s stated compensation objectives.

We believe that the Company’s compensation program for its executive officers are competitive and appropriately designed to attract and retain key employees, reward superior performance and promote long-term shareholder value. The Compensation Committee plans to continue to review the compensation payable to the Company’s executive officers, periodically evaluate the Company’s compensation practices, at times with the assistance of an independent compensation consultant, and make any changes it deems appropriate to the Company’s compensation structure to ensure that the programs are designed and implemented to achieve the Committee’s stated goals.

Executive Compensation Policy

The principal components of compensation for the Company’s executive officers are base salary, discretionary annual cash incentive awards and long-term incentive compensation in the form of equity grants. The Company also provides severance benefits upon a change in control of the Company, a 401(k) retirement savings plan with matching contributions from the Company, a group health plan, group term life insurance, and short-term disability and long-term disability coverage. The Company does not maintain supplemental retirement programs for its executive officers because we believe that the existing compensation arrangements enable the Company’s executive officers to adequately plan for their retirement.

The Company has entered into employment agreements with each of its executive officers. We believe that employment agreements with shorter terms and annual performance reviews promote better performance by Company executives. Thus, we follow a general policy that employment agreements for executives will have an initial term of one year, with a provision for successive one-year renewal terms unless either party gives notice to the other that the agreement will not be renewed.

Tally Sheets

We also periodically review tally sheets setting forth and totaling all components of compensation for each of the Company’s executive officers, including base salary, annual cash incentive awards, equity awards and other perquisites. The overall purpose of these tally sheets is to bring together, in one place, all the elements of compensation of the executive officers. This allows us to quantitatively analyze both the individual elements of compensation and the aggregate amounts of compensation. It also facilitates our review of the compensation of each of the executive officers compared to the others, which we will do in order to evaluate the internal equity of our executive compensation program.

Compensation Program Elements

Base Salary. Furiex’s base salary is designed to recognize the duties and responsibilities of each executive officer and the experience, knowledge, ability and skill of the executive officer that holds each such position. We believe that base salaries are an important component of the Company’s executive compensation program and are critical in attracting and retaining executive talent. The Compensation Committee reviews base salaries of the Company’s executive officers on an annual basis. In setting annual base salaries, the Compensation Committee considers the Company’s overall financial and operating performance in the prior year, the Company-wide target for base salary increases for all employees, market and competitive salary information as noted above, inflation, changes in the scope of an executive officer’s job responsibilities, other components of compensation and other relevant factors. The Compensation Committee also reviews the executive officer’s individual performance. For the principal executive officer, President and Chief Medical Officer June Almenoff, the Compensation Committee itself evaluates performance and determines the salary adjustment, with input from our Chairman, Dr. Eshelman. For each other executive officer, the Compensation Committee receives an evaluation from Dr. Almenoff on that person’s performance and a recommendation for a salary adjustment.

Annual Incentive Cash Compensation. Annual cash bonuses are an important element of the Company’s executive compensation program. This component of compensation provides an incentive to the executive officers to achieve both Company and individual performance objectives and to be rewarded for those achievements. The Compensation Committee establishes bonus ranges and targets that are designed to ensure that targeted incentive and total cash compensation is competitive.

Our plan is that each year, the Compensation Committee will adopt a discretionary employee incentive compensation plan for that year, typically prior to or during the first quarter of the plan year. In 2010, because we did not become an independent company until the spin-off from PPD in June, we did not establish our plan until the third quarter. It applies to all full-time Company employees and provides for bonus ranges and targets for all management and non-management positions based on a percentage of eligible base earnings for the plan year, but with awards made entirely at the discretion of the Committee. The President makes recommendations for the bonus ranges and targets for the Company’s Named Executive Officers other than herself. The bonus ranges and targets for the President and the Company’s other Named Executive Officers are determined by the Committee. In all cases, the Committee seeks to establish bonus ranges and targets that are designed to ensure that targeted incentive and total cash compensation is competitive.

Annual cash awards under the annual employee incentive compensation plan, including those paid to the Company’s executive officers, are determined and paid during the first quarter of the year following the plan year. The President submits her recommendations for annual cash awards for the Named Executive Officers other than herself to the Committee for their review and approval. In accordance with its charter and established practice, the annual cash incentive award for the President is determined solely by the Committee in closed session outside the presence of the President. The Committee determines the annual cash award for the President based on the plan as approved by the Committee, the Company’s performance as noted above and such officer’s performance during the plan year.

The employee incentive compensation plan is designed to reward individuals for superior achievement over and above the expected, day-to-day performance of their respective job duties and responsibilities. Cash payments under the 2010 plan were determined, subject to the discretion of the Committee, based 80% on the Company’s overall financial and operating performance for the year, and 20% on individual performance and contributions to the Company during the year. Individual discretionary awards under the plan are made from an annual bonus pool reserved for and based on the Company’s performance. The size of the bonus pool for each year is based on the Company’s annual budget. The corporate financial objective used to determine the size of the 2010 bonus pool was our budgeted results from continuing operations before provision for income taxes. Company operational goals for 2010 focused on advancing our compound development programs with excellence and efficiency, and establishing a solid independent company after the spin-off, with robust corporate and operational infrastructure, sound corporate processes, an excellent scientific and business reputation, and a culture embodying our core values. Neither the size of the final bonus pool nor individual discretionary bonuses paid to participants in the incentive plan, including the Named Executive Officers, are based on a specific formula or level of achievement compared to plan, but rather at the discretion of the Committee taking into account the factors discussed above. The Committee believes that these objectives, including meeting the Company’s projected financial goals, are achievable, yet challenging.

In 2010, the Company’s financial performance exceeded expectations. The spin-off was efficiently completed, and we advanced the development of our compounds in a timely and cost-efficient manner. Based on the Company’s financial results and operational success, and the individual performance of the Named Executive Officers, all as noted above, in February 2011 the Committee approved the following incentive compensation awards:

Name and Title	Incentive Compensation Award
	Target	Actual Award
	% of Eligible Earnings	% of Eligible Earnings	Dollar Amount
June S. Almenoff President and Chief Medical Officer	50%	58%	$154,047

Paul S. Covington Senior Vice President-Clinical Development and Operations	35%	41%	108,071

Gail McIntyre Senior Vice President-Research	35%	41%	105,996

Marshall Woodworth Chief Financial Officer, Treasurer and Assistant Secretary	30%	35%	67,918

The Committee believes its approach to cash incentive awards properly motivates and rewards the Company’s executive officers and provides the Committee with appropriate discretion and flexibility to set awards that reflect both the Company’s performance and each Named Executive Officer’s contributions for the given year. The cash incentive awards paid under the Company’s employee incentive compensation plan for 2010 set forth above are shown in the Summary Compensation Table below.

Perquisites and Other Benefits. The Company’s philosophy is not to provide executive perquisites or other benefits. Instead, we maintain broad-based benefits that are provided to all employees, including our executive officers. These benefits include a 401(k) retirement savings plan with matching contribution from the Company, a group health plan, group term life insurance, and short-term disability and long-term disability coverage.

Stock-Based Awards. Stock-based awards under our 2010 Stock Plan are the primary form of long-term compensation offered to our Named Executive Officers. Under our 2010 Stock Plan, the Compensation Committee may grant Named Executive Officers and other employees eligible to participate in the Plan incentive and nonqualified stock options, restricted stock and other forms of stock-based awards.

We grant nonqualified stock option awards to our Named Executive Officers under comprehensive guidelines that apply to all participants in the 2010 Stock Plan to assure internal equity. The Compensation Committee reviews and updates these guidelines annually to ensure that this component of our employee compensation program is competitive. The guidelines establish ranges for the size of option awards for all eligible positions. The ranges for awards are based upon the position held or to be held. Within these ranges, the actual size of the annual stock option awards for the Company’s executive officers is subject to the Committee’s discretion and, like the cash awards discussed above, is generally tied to the Company’s overall financial and operating performance and the individual performance of the Named Executive Officer.

Option awards to Named Executive Officers and other employees eligible to participate in our 2010 Stock Plan generally have a term of 10 years and are typically subject to a three-year vesting schedule, with one-third of the award vesting on each of the first, second and third annual anniversaries of the grant date. Stock option awards are priced at the closing price of the Company’s common stock on the date of grant, as reported by Nasdaq.

The Committee believes its stock option award program is consistent with its stated objective of establishing a performance-based executive compensation system to reward and incentivize the Named Executive Officers because the value of the Executive’s stock options generally will be tied to the Company’s financial and operating performance over time. The Committee believes this link to longer-term performance aligns the interests of the Named Executive Officers with the interests of our stockholders. In addition, the three-year vesting schedule for stock option awards helps the Company retain executive talent because unvested stock options are automatically forfeited upon the termination of an executive officer’s employment. Thus, the recipient of a stock option award is incentivized to remain with the Company during the vesting period.

The Compensation Committee approved initial stock option awards to all eligible employees, including the Company’s Named Executive Officer grants listed in the Grants of Plan-based Awards table below, in June 2010, shortly after completion of our spin-off.

Policy on Timing of Equity Grants

We do not have any formal plan or practice to time equity grants in coordination with our public release or disclosure of material nonpublic information, but we generally only make grants at times when we do not have any material nonpublic information about our company. We also do not time our release of material nonpublic information for purposes of affecting the value of compensation to employees, including our officers. Our equity grant policies provide that:

•

Equity grants approved by the Compensation Committee will be granted effective as of the date of the meeting, unless another later date is specified by the Compensation Committee, at its discretion, including because the public announcement of material information is anticipated.

•

Equity grants approved by the Compensation Committee pursuant to a unanimous written consent will be effective as of the first business day of the week following the receipt by the Company of the last signature required for such consent, unless another effective date is specified by the terms of such consent, which date shall be no earlier than the date the written consent shall become effective.

Employment Agreements

June S. Almenoff, M.D., Ph.D., President and Chief Medical Officer, entered into an employment agreement with the Company effective March 16, 2010. The employment agreement provides for automatic one-year renewals unless either party gives notice to the other at least 90 days prior to the end of the then current term that the agreement will not be renewed. This agreement automatically renewed in March 2011. In the event we were to terminate Dr. Almenoff’s employment without cause, she will receive severance pay equal to 12 months of base salary at the time of termination, and 12 months additional stock option vesting. Dr. Almenoff’s base salary provided in the agreement is $350,000 per year.

Gail McIntyre, Ph.D., Senior Vice President-Research, entered into an employment agreement with the Company effective April 1, 2010. The employment agreement provides for automatic one-year renewals unless either party gives notice to the other at least 90 days prior to the end of the then current term that the agreement will not be renewed. This agreement automatically renewed in April 2011. In the event we were to terminate Dr. McIntyre’s employment without cause, she will be paid the salary for the remaining term of the agreement. Dr. McIntyre’s base salary provided in the agreement is $265,000 per year.

Paul S. Covington, M.D., Senior Vice President-Clinical Development and Operations, entered into an employment agreement with the Company effective January 15, 2010. The employment agreement provides for automatic one-year renewals unless either party gives notice to the other at least 90 days prior to the end of the then current term that the agreement will not be renewed. This agreement automatically renewed in January 2011. In the event we were to terminate Dr. Covington’s employment without cause, he will be paid the salary for the remaining term of the agreement. Dr. Covington’s base salary provided in the agreement is $285,000 per year.

Marshall Woodworth, Chief Financial Officer, Treasurer and Assistant Secretary, entered into an employment agreement with the Company effective January 29, 2010. The employment agreement provides for automatic one-year renewals unless either party gives notice to the other at least 90 days prior to the end of the then current term that the agreement will not be renewed. This agreement automatically renewed in January 2011. In the event we were to terminate Mr. Woodworth’s employment without cause, he will be paid the salary for the remaining term of the agreement. Mr. Woodworth’s base salary provided in the agreement is $220,000 per year.

Change in Control Severance Agreements

We have entered into severance agreements with each of our executive officers. Each agreement provides for a severance payment upon termination of the executive officer’s employment, other than for cause, within one year after a change in control of the Company, including constructive termination of employment due to a substantial diminution in duties, reduction in base salary or required relocation. The amount of the severance payment equals a factor times the sum of (i) the executive officer’s base salary for the 12-month period prior to termination of employment plus (ii) the greater of (A) the executive officer’s target bonus under the Company’s incentive cash bonus plan in effect immediately prior to termination of employment or (B) the average of the cash bonuses received by the executive officer in the two successive 12-month periods immediately prior to termination of employment. Dr. Almenoff is entitled to a severance payment equal to two times the severance amount as calculated above. Dr. Covington, Dr. McIntyre and Mr. Woodworth are entitled to a severance payment equal to one times the severance amount calculated above. If triggered, the Company is obligated to make the severance payment to the executive officer in a lump sum within a specified time following the termination of employment with the Company.

In addition to the severance payment, the Company is obligated to pay any accrued but unpaid bonus or deferred compensation owed, and all outstanding unvested stock options and unvested restricted stock granted at least six months prior to the executive officer’s termination of employment will vest upon termination. In addition, the executive officer shall continue to be treated under each stock award agreement as an employee of the Company until the first to occur of (i) the third anniversary of the termination of employment, or (ii) the expiration of the exercise period provided in the stock award agreement. The Company is also obligated to continue to pay for and provide the benefits that the executive officer was receiving immediately prior to termination of employment, including health, medical, dental, vision, wellness, accidental death and dismemberment, disability, and group term life insurance benefits. Dr. Almenoff is entitled to these benefits for two years following termination of her employment. Dr. Covington, Dr. McIntyre and Mr. Woodworth are entitled to these benefits for one year following termination of their employment. If triggered, the Company may discontinue providing these benefits to any executive officer on the date on which he or she becomes eligible for similar coverage under another employer’s plan. The Company will also pay all legal expenses incurred by an executive officer in successfully enforcing the change in control severance agreement. The Company is not obligated to “gross up” an executive officer’s compensation for any excise, income or other tax due with respect to the severance benefits payable under these agreements.

In the event of an acquisition as described in the Stock Plan, the acquiring or successor entity, unless otherwise provided by the board or a board-designated committee, in its sole discretion, shall assume or continue all or any awards outstanding under the Stock Plan or substitute substantially equivalent awards. For stock rights that are so assumed or substituted, in the event of a termination of grantee’s employment or consulting relationship by the Company or its successor other than for cause or by a grantee for good reason as described in the Stock Plan within 60 days prior to and 180 days after an acquisition, all stock rights held by such grantee will become vested and immediately and fully exercisable and all forfeiture restrictions will be waived. If the board, the board-designated committee, or the successor board does not make appropriate provisions for the continuation of such stock rights by either assumption or substitution, unless otherwise provided by the board or committee in its sole discretion, stock rights will become vested and fully and immediately exercisable and all forfeiture restrictions will be waived and all stock rights not exercised at the time of the closing of an acquisition will terminate.

Tax Considerations

Our Compensation Committee considers the provisions of Section 162(m) of the Code and related Treasury regulations, which restrict deductibility for federal income tax purposes of executive compensation paid to our principal executive officer and each of the up to three other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Our Compensation Committee’s policy is to qualify our executives’ compensation for deductibility under applicable tax laws to the maximum extent possible, consistent with our compensation objectives. The members of our Compensation Committee qualify as outside directors for purposes of exempting executive compensation from the limits on deductibility under Section 162(m). Our Compensation Committee is solely responsible for granting stock options and other equity awards to officers.

Prohibition Against Certain Equity Transactions

Our Insider Trading Policy prohibits our officers and directors from engaging in “short” sales which could reasonably cause our officers and directors to have interests adverse to our shareholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline in value. We prohibit our officers and directors from entering into “short” sales because such transactions signal to the market that the officer and director has no confidence in us or our short-term prospects and may reduce the officer’s or director’s incentive to improve our performance. In addition, Section 16(c) of the Exchange Act expressly prohibits officers and directors from engaging in short sales.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	THE COMPENSATION COMMITTEE

Peter B. Corr, Chairman

Wendy L. Dixon

Robert P. Ruscher

Executive Compensation Tables

The table below provides information on the compensation we and PPD paid to the named executive officers in 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compen- sation ($)(3)	Total($)
June S. Almenoff	2010	$272,147	$75,000	$786,462	$154,047	$6,019	$1,293,675
President and Chief Medical Officer

Paul S. Covington	2010	265,817	—	451,936	108,071	9,120	834,944
Senior Vice President—Clinical Development and Operations

Gail McIntyre	2010	291,211	44,000	451,936	105,996	10,084	903,227
Senior Vice President—Research

Marshall Woodworth	2010	196,029	—	294,999	67,918	7,280	566,226
Chief Financial Officer, Treasurer and Assistant Secretary

(1)	The amount reported under “Bonus” paid to Dr. Almenoff represents a sign-on bonus at the time of her hire. Dr. McIntyre’s bonus was paid to her by PPD for her work there prior to the spin-off.
(2)	The dollar value represents the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718, or a Black-Sholes calculation. These options vest one-third on each of June 17, 2011, 2012 and 2013.
(3)	The amounts reported under “All Other Compensation” for Dr. Almenoff consisted of 401(k) matching contributions of $5,411 and taxable benefits for premiums paid for group term life insurance of $608. The amounts reported under “All Other Compensation” for Dr. Covington consisted of 401(k) matching contributions of $8,796 and taxable benefits for premiums paid for group term life insurance of $324. The amounts reported under “All Other Compensation” for Dr. McIntyre consisted of 401(k) matching contributions of $9,495 and taxable benefits for premiums paid for group term life insurance of $589. The amounts reported under “All Other Compensation” for Mr. Woodworth consisted of 401(k) matching contributions of $6,579 and taxable benefits for premiums paid for group term life insurance of $701.

The following table sets forth information concerning all grants of stock options, restricted stock and other equity awards made to the named executive officers for service during the year ended December 31, 2010.

Grants of Plan-Based Awards in Fiscal 2010

Name	Grant Date	All other option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (per Share)	Grant Date Fair Value of Stock and Option Awards(1)
June S. Almenoff	6/17/10	131,718	$9.11	$786,462

Paul S. Covington	6/17/10	75,691	9.11	451,936

Gail McIntyre	6/17/10	75,691	9.11	451,936

Marshall Woodworth	6/17/10	49,407	9.11	294,999

(1)	The grant date fair value of the option awards is calculated in accordance with FASB ASC Topic 718.

For a discussion of our Stock Plan and these grants, see “Compensation Discussion and Analysis – Analysis of Specific Compensation Programs – 2010 Stock Plan” above.

The following table sets forth information concerning the number and value of unexercised stock options, which were the only Furiex equity awards then outstanding, held by each Named Executive Officer as of December 31, 2010. All of the grants in this table vest one-third per year on each of the first, second and third anniversary dates of the grant.

Outstanding Equity Awards at Fiscal Year-End 2010

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price (per Share)	Option Expiration Date
June S. Almenoff	—	131,718	$9.11	06/17/20

Paul S. Covington	—	75,691	9.11	06/17/20

Gail McIntyre	—	75,691	9.11	06/17/20

Marshall Woodworth	—	49,407	9.11	06/17/20

None of the named executive officers exercised any Furiex stock options in the year ended December 31, 2010.

The terms of our retention and severance for all of our executive officers are described under the heading “Change in Control and Severance Benefits” in the “Compensation Discussion and Analysis” section of this Proxy Statement. If the severance payments called for in the agreements for Dr. Almenoff, Dr. McIntyre, Dr. Covington and Mr. Woodworth were to be triggered on December 31, 2010, we would be obligated to make the following payments:

Potential Payments on Change of Control

Name	Lump Sum	Benefits $ per year and (# of Years) (1)		Value of Options that Would Vest (2)	Total
June S. Almenoff	$1,009,175	$11,582	(2 years)	$703,374	$1,735,713
Paul S. Covington	392,828	11,582	(1 year)	404,190	808,600
Gail McIntyre	371,368	1,458	(1 year)	404,190	777,016
Marshall Woodworth	288,157	11,582	(1 year)	263,833	563,572

(1)	The dollar amount in this column is based on the cost of benefits as of December 31, 2010. Actual costs for the covered year(s) could differ.
(2)	The value equals the number of options that would vest times the difference between $14.45, the closing price of the Company’s common stock on Nasdaq on December 31, 2010, and the exercise prices for the underlying stock options.

Compensation Committee Interlocks and Insider Participation

Each of Dr. Corr, Chairman, Dr. Dixon and Mr. Ruscher have served on the Compensation Committee since its formation in March 2010. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2010. The Committee has discussed with the independent registered public accounting firm the matters required to be communicated to those charged with governance by SAS No. 114 (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the matters required to be reported to the Audit Committee by the independent registered public accounting firm pursuant to SEC Regulation S-X, Rule 2.07. The Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Committee has also considered whether the provision of services other than the audit of the Company’s financial statements were compatible with maintaining D&T’s independence.

Based on the review and discussions referred to in the foregoing paragraph, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

The Board of Directors certifies that the Company has, and will continue to have, an Audit Committee that has at least three members, comprised solely of directors each of whom: (1) meets the definition of independence in Rule 5605(a)(2) of the Nasdaq Stock Market listing rules; (2) meets the independence requirements in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934; (3) has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three fiscal years; and (4) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The Board of Directors further certifies that the Committee has at least one audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K, namely Robert P. Ruscher. The Committee reviewed and reassessed the adequacy of its charter in February 2011.

The Audit Committee pre-approves the engagement of the Company’s independent auditor to render any audit services to the Company. The Audit Committee also pre-approves any other engagement of the Company’s independent auditor, which is limited to specified permitted non-audit services on a case-by-case basis. The Committee generally limits its pre-approval of non-audit services to a specified period of time and, for some services, to a maximum dollar amount.

Submitted by:	THE AUDIT COMMITTEE

Robert P. Ruscher, Chairman

Stuart Bondurant

Wendy L. Dixon

Fees Paid to the Independent Registered Public Accounting Firm

For the year ended December 31, 2010, our first year as an independent company, D&T performed professional services for the Company. The professional services provided by D&T and the fees billed for those services are set forth below.

Audit Fees

The aggregate fees billed by D&T for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2010, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q filed during that fiscal year, were $240,000.

Audit-Related Fees

The aggregate fees billed by D&T for assurance and related services that were reasonably related to the audit or review of the Company’s financial statements for the fiscal year ended December 31, 2010, and that are not included in the amounts disclosed above under the caption “Audit Fees,” were $0.00.

Tax Fees

The aggregate fees billed by D&T for tax services for the fiscal year ended December 31, 2010 were $0.00.

All Other Fees

The aggregate fees billed by D&T for services other than those reported above under the captions “Audit Fees”, “Audit-Related Fees” and “Tax Fees” were $2,000 for the fiscal year ended December 31, 2010. These fees related to a subscription to an on-line accounting research database.

Related Party Transactions

NASDAQ rules and the charters of the Audit Committee and Nominating and Governance Committee of the Board of Directors require any related party transaction to be reviewed and approved by either or both committees based on the nature of the transaction. A related party transaction is any transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest. To properly process related party transactions, the Board of Directors has adopted written procedures for such transactions between the Company or any of its subsidiaries and any director, nominee for director, executive officer or holder of more than 5% of the Company’s voting stock, and any immediate family member of such persons.

Each director and executive officer of the Company must provide annually to the Company’s Secretary a list of any existing or potential related party transactions and the material facts about such transactions. The Secretary will provide the information, as well as her assessment of any transaction, to the Audit or Nominating and Governance Committee, as appropriate based on the subject matter, for its review. The relevant committee will consider the transaction at its next meeting unless the chair calls a special meeting to consider the transaction. In accordance with the committee charters, any related party transaction must be approved in advance by a majority of the disinterested committee members.

In 2010, the Company did not engage in any related party transaction and, based on the procedures outlined above, as of the date of this proxy statement we are not aware of any existing or potential related party transaction.

Deadline for Receipt of Stockholder Proposals

Stockholder proposals to be included in the proxy statement for our next annual meeting of stockholders must be received by the Company not later than December 1, 2011. Under the Company’s bylaws, stockholder proposals to be considered at our next annual meeting must be received by the Company not later than 60 days prior to that meeting. All submissions must comply with all of the requirements of the Company’s bylaws and Rule 14a-8 of the Securities Exchange Act. Proposals should be mailed to Nadine Chien, Secretary, Furiex Pharmaceuticals, Inc., 3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560.

Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which we do not have notice prior to February 14, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our officers and directors and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These officers, directors and stockholders are required by regulations under the Securities Exchange Act to furnish us with copies of all forms they file under Section 16(a).

Based solely on our review of the copies of forms we have received, we believe that during 2010 all of our officers, directors and stockholders described above complied with all Section 16(a) filing requirements.

Annual Report on Form 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as filed with the SEC is accessible free of charge at http://investor.furiex.com/secfiling.cfm?filingID=1193125-11-70776. It contains audited financial statements covering our fiscal years ended December 31, 2009 and 2010. You can request a copy of our Annual Report on Form 10-K free of charge by calling Sailash Patel, Vice President, Strategic Development, at (919) 456-7814 or mailing a request to Mr. Patel at Furiex Pharmaceuticals, Inc., 3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560. Please include your contact information with the request.

By Order of the Board of Directors

/s/June S. Almenoff

June S. Almenoff, M.D., Ph.D.

President and Chief Medical Officer

APPENDIX A

FURIEX PHARMACEUTICALS, INC.

AUDIT COMMITTEE CHARTER

Mission Statement

The Audit Committee (the “Audit Committee”) will assist the Board of Directors of Furiex Pharmaceuticals, Inc. (the “Company”) in fulfilling its oversight responsibilities. The Audit Committee will oversee and appraise the financial reporting process, the audit process, and the Company’s process for monitoring compliance with laws and regulations and with provisions of the Company’s codes of conduct and ethics that pertain to accounting, internal control or auditing. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management, any internal audit provider, and the external auditors. To properly perform his or her role, each Committee member will have an understanding of the responsibilities of Committee membership as well as familiarity with the Company’s business, operations, and risks.

Although the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. That is the responsibility of management and the external auditors. Nor is it the duty of the Audit Committee to assure compliance with laws and regulations and the Company’s codes of conduct and ethics.

Organization

•	The Audit Committee will be composed of not less than three nor more than five independent members of the Board of Directors.

•	The Board of Directors will appoint Committee members annually for a term of one year.

•	The Board of Directors will appoint a chairperson.

•	The Board of Directors may remove or replace any Committee member at any time.

Each Committee member shall be able to read and understand the Company’s fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.

•

At least one member of the Audit Committee shall have past employment experience in finance or accounting, professional certification in accounting, or comparable experience or background which results in the individual’s financial sophistication.

•

Except as otherwise permitted by the rules of the Company’s principal stock exchange, each Committee member (a) must be independent as defined in such stock exchange’s rules, (b) must not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof (other than in his or her capacity as a member of the Board of Directors, the Audit Committee or any other Board committee), (c) must not be an affiliated person of the Company or any of its subsidiaries and (d) must not have participated in the preparation of the Company’s financial statements at any time during the past three years.

•	A majority of the Committee members will constitute a quorum.

•	The Committee will meet at least four times each year, or more frequently as required, and at such times and places as it deems advisable.

•	The Committee will report to the Board of Directors after each meeting of the Committee.

•	The external auditors and any internal audit provider will have the right to appear before and be heard by the Audit Committee.

•

The Committee will have the right, for the purpose of the proper performance of its functions, to meet at any reasonable time with the external auditors or any of the officers or employees of the Company.

•	The Audit Committee shall have the authority to engage and determine funding for independent counsel and other advisers as it deems necessary to carry out its duties.

•

The Audit Committee must determine, in its capacity as a committee of the Board of Directors, and the Company must provide for, appropriate funding for the payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company; (ii) compensation to any advisers employed by the Audit Committee as provided above; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Roles and Responsibilities

Internal Controls

•	Evaluate whether management is appropriately communicating the importance of internal controls.

•

Appraise the extent to which the external auditors and any internal audit provider examine computer systems and applications, the security of such systems and contingency plans for processing financial information in the event of a systems breakdown.

•	Determine whether internal control recommendations made by the external auditors and any internal audit provider are responded to by management in a timely fashion.

•	Ensure that the external auditors and any internal audit provider have access to the Audit Committee with regard to issues of fraud, deficiencies in internal controls and related matters.

Financial Reporting

General

•	Oversee the accounting and financial reporting processes of the Company.

•	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

•	Discuss with management and the external auditors and any internal audit provider significant risks and exposures and the plans to minimize such risks.

Annual Financial Statements

•	Consider the annual financial statements and determine whether they are consistent with the information known to Committee members.

•

Discuss judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of revenue recognition, tax valuation allowances and tax liabilities, long-lived assets and share-based compensation.

•	Meet with management and the external auditors together and separately to discuss the financial statements and the results of the audit.

•	Review the annual report before its release and consider whether the information contained therein is consistent with members’ knowledge about the Company and its operations.

•	Obligate the external auditors to communicate certain required matters to the Committee.

Interim Financial Statements

•	Be briefed on how management develops and summarizes quarterly financial information, and the extent to which the external auditors review quarterly financial information.

•

Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to discuss the interim financial statements and the results of the review (this may be done by the Committee chairperson or the entire Committee).

Compliance with Laws and Regulations

•

Appraise the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

•	Periodically obtain updates from management, the corporate compliance liaison and the Company’s tax director regarding compliance.

•	Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

Codes of Conduct and Ethics

•

Investigate possible violations of the Company’s codes of conduct and ethics, including conflicts of interest, pertaining to accounting, internal control or auditing, and report the results and recommendations to the Board of Directors. Other possible violations shall be investigated by the Nominating and Governance Committee.

•	Review and approve any potential conflict of interest pertaining to accounting, internal control or auditing under the Company’s codes of conduct and ethics.

Internal Audit

•	Review the qualifications of the internal audit provider and concur in the appointment, replacement, reassignment or dismissal of that party.

•	Review the activities of the internal audit provider.

External Audit

•	The Committee shall be solely responsible for the appointment, compensation, retention and oversight of the external auditors.

•	Instruct the external auditors that the Audit Committee, as the stockholders’ representative, is the external auditors’ client.

•	Review the external auditors’ proposed audit scope and approach.

•	Oversee the audit of the Company’s financial statements.

•	Review the performance of the external auditors to determine whether to retain or discharge the external auditors.

•

Obtain from the external auditors a formal written statement delineating all relationships between the external auditors and the Company, consistent with applicable rules of the Public Company Accounting Oversight Board, and actively engage in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors.

•	Pre-approve the provision by the external auditors to the Company of all audit and permitted non-audit services.

•	Obtain from the external auditor reports required under the Sarbanes-Oxley Act of 2002.

Other Responsibilities

•

Meet with the external auditors, the internal audit provider and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

•	Ensure that significant findings and recommendations made by the external auditors are dealt with in a timely fashion.

•	Review and approve related-party transactions before the Company engages in them.

•	Review with the corporate compliance liaison or Company counsel any legal matters that could have a significant impact on the Company’s financial statements.

•

Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Perform other oversight functions as requested by the Board of Directors.

•	Review annually and update the charter of the Committee and receive approval of changes from the Board of Directors.

Reporting Responsibilities

•	Regularly update the Board of Directors about Committee activities and recommendations.

Adopted by the Board of Directors on March 17, 2010

APPENDIX B

FURIEX PHARMACEUTICALS, INC.

COMPENSATION COMMITTEE CHARTER

Organization

The Compensation Committee (the “Committee”) of the Board of Directors of Furiex Pharmaceuticals, Inc. (the “Company”) was established pursuant to Article IV, Section 4.1 of the Bylaws of the Company. The Board of Directors will appoint Committee members annually for a term of one year. The Board of Directors may remove or replace any Committee member at any time. The Board of Directors will also appoint the chairperson for the Committee. The Committee will consist of not less than three nor more than five directors. All Committee members shall meet the independence requirements of the listing standards of the Company’s principal stock exchange (subject to any applicable exceptions permitted under such listing standards) and any other applicable laws, rules and regulations governing independence.

Purpose

The purpose of the Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and employees, and relating to the administration of the Company’s equity compensation, retirement, incentive compensation and benefit plans generally.

Duties and Responsibilities

The Committee shall have the following specific duties and responsibilities:

•

The Committee shall have the sole authority to determine the compensation of the Company’s principal executive officer and to review and approve the compensation of the Company’s other executive officers.

•	The Committee, to the extent it deems necessary or appropriate, shall:

•

Annually review and approve the compensation of the Company’s principal executive officer and other executive officers, including such goals and objectives relevant to the executive officers’ compensation that the Committee, in its discretion, determines are appropriate, evaluate their performance in light of those goals and objectives, and set their compensation based on this evaluation. In determining the compensation of the principal executive officer, the Committee shall not permit the principal executive officer to participate in its deliberations. The Committee shall be entitled to consider the recommendations of the principal executive officer in connection with the compensation of other executive officers and, in the Committee’s discretion, the principal executive officer may participate in the Committee’s deliberations with respect thereto.

•

Review and approve the compensation of other officers and employees of the Company that the Committee may specify from time to time, and delegate authority to specified executive officer(s) to review and approve the compensation of other non-executive officer employees.

•

The Committee shall annually review with the principal executive officer and any other officer or member of management, as appropriate, the material criteria used by the principal executive officer and management in evaluating employee performance throughout the Company and in establishing appropriate compensation, retention, incentive, severance and benefit policies and programs.

•

The Committee shall prepare any analysis or report on executive compensation required to be included in the Company’s proxy statement and periodic reports pursuant to applicable federal securities rules

B-1

and regulations, and recommend the inclusion of such analysis or report in the Company’s proxy statement and periodic reports.

•	The Committee shall annually review the compensation of the Company’s directors and recommend changes to the compensation of the Board of Directors.

•

The Committee shall oversee the administration of, and periodically review and make changes to, the incentive compensation plans, equity-based compensation plans, and any material employee benefit, bonus, retirement, severance and other compensation plans of the Company. The Committee may delegate authority to specified executive officer(s) to review and approve equity awards to certain non-officer employees as the Committee may specify from time to time in accordance with the plan under which such awards are made.

•	The Committee shall perform such duties and responsibilities as may be assigned to the Committee under the terms of any compensation plan of the Company.

In addition to the specific powers set forth in this charter, the Committee shall have such powers as may be necessary or appropriate for it to efficiently carry out its duties hereunder.

General

•	The Committee shall meet at least four times each year, and more frequently as it determines necessary, and at such times and places as it deems appropriate.

•	The Committee shall regularly update the Board of Directors about its activities and recommendations.

•

To carry out its duties and responsibilities, the Committee may retain a compensation consulting firm and other advisors as it deems appropriate to assist it in the evaluation of the compensation of directors, the principal executive officer or the other executive and non-executive officers of the Company, and the fulfillment of its other duties. The Committee shall have sole authority to approve related fees and retention terms of any such consulting firm or other advisor.

•	The Committee shall review and assess the adequacy of this charter annually and recommend changes to the Board of Directors. The Board of Directors must approve any amendments to this charter.

•	The Committee shall have full access to all books and records of the Company in carrying out its duties under this charter.

Adopted by the Board of Directors on March 17, 2010.

B-2

APPENDIX C

FURIEX PHARMACEUTICALS, INC.

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Organization

The Nominating and Governance Committee (the “Committee”) of the Board of Directors of Furiex Pharmaceuticals, Inc. (the “Company”) is established pursuant to Article IV, Section 4.1 of the Bylaws of the Company. The Board of Directors will appoint committee members annually for a term of one year. The Board of Directors may remove or replace any Committee member at any time. The Board of Directors will also appoint a chairperson for the Committee. The Committee will consist of not less than three nor more than five directors. All Committee members shall meet the independence requirements of the listing standards of the Company’s principal stock exchange (subject to any applicable exceptions permitted under such listing standards) and any other applicable laws, rules and regulations governing independence.

Purpose

The purpose of the Committee is to assist the Board in promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices. The Committee will accomplish this purpose by assisting the Board in identifying individuals qualified to become Board members and recommending to the Board director nominees for the annual meeting of shareholders, reviewing the composition of the Board and its committees, developing and recommending to the Board corporate governance guidelines and overseeing the annual review of the Board’s performance. The Committee shall take a leadership role in shaping the corporate governance policies and practices of the Company.

The Committee will also review and approve any potential conflict of interest under the Company’s codes of conduct and ethics as provided below.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

Nominations and Governance

•	Develop and recommend to the Board minimum qualifications for director nominees.

•

Identify and evaluate potential candidates for all directorships to be filled by the Board of Directors or by the shareholders, in such manner as the Committee deems appropriate. In evaluating potential director nominees, the Committee shall take into account all factors it considers relevant and appropriate.

•	Recommend to the Board a slate of nominees for election as directors at the Company’s annual meeting of shareholders.

•	Recommend to the Board individuals to be appointed as directors in connection with director vacancies and any newly created directorships.

•

Review the size and composition of the Board and its committees, taking into account such factors as the business experience and specific areas of expertise of each director, and make recommendations to the Board as necessary.

•

Develop and recommend to the Board appropriate corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes to the Board as necessary.

C-1

•	Develop and recommend to the Board an annual self-evaluation process for the Board and its committees. The Committee shall oversee the annual self-evaluation process.

Codes of Conduct and Ethics

•	Ensure that a code of conduct is formalized in writing and obligate management to communicate it to all employees.

•	Evaluate whether management is appropriately communicating the importance of the code of conduct and the guidelines for acceptable business practices.

•	Review the program for monitoring compliance with the code of conduct.

•	Periodically obtain updates from management and the corporate compliance liaison regarding compliance with the code of conduct.

•

Investigate possible violations of the Company’s codes of conduct and ethics, including conflicts of interest, and report the results and recommendations to the Board of Directors, provided, however, violations, including conflicts of interest, pertaining to accounting, internal control or auditing shall be investigated by the Audit Committee.

•

Review and approve any potential conflict of interest under the Company’s codes of conduct and ethics, except for any potential conflict of interest pertaining to accounting, internal control or auditing, which shall be referred to the Audit Committee for review and approval.

General

•	The Committee will meet at such times and places as it deems appropriate and will regularly update the Board of Directors about committee activities and recommendations.

•

To carry out its duties and responsibilities, the Committee may retain a search firm to assist it in identifying director candidates and may also retain outside counsel and other advisors as it deems necessary. The Committee shall have sole authority to approve related fees and retention terms of any such search firm or other advisor.

•	The Committee will periodically review and assess the adequacy of this charter annually and recommend changes to the Board. The Board of Directors must approve any amendments to this charter.

Adopted by the Board of Directors on March 17, 2010.

C-2

0	¢

FURIEX PHARMACEUTICALS, INC.

3900 Paramount Parkway, Suite 150

Morrisville, North Carolina 27560

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Marshall Woodworth and Nadine Chien as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Furiex Pharmaceuticals, Inc. held of record by the undersigned on April 1, 2011, at the Annual Meeting of Stockholders to be held at the Hotel Sierra located at 10962 Chapel Hill Road, Morrisville, North Carolina 27560, on May 19, 2011, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

¢	14475	¢

ANNUAL MEETING OF SHAREHOLDERS OF

FURIEX PHARMACEUTICALS, INC.

May 19, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER

Vote online/phone until 11:59 PM EDT the day before the meeting.	ACCOUNT NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26348

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20630304000000000000 2	051911

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR PROPOSAL 1,
“FOR” PROPOSALS 2 AND 3 AND “1 YEAR” FOR PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election as director of the nominees listed below (except as marked to the contrary below).
NOMINEES:
☐ FOR ALL NOMINEES	¡Stuart Bondurant, M.D. ¡Peter B. Corr, Ph.D. ¡Wendy L. Dixon, Ph.D. ¡Fredric N. Eshelman, Pharm.D. ¡Stephen W. Kaldor, Ph.D. ¡ Robert P. Ruscher
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2. The ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011.		☐	☐	☐

		FOR	AGAINST	ABSTAIN
3. The approval of the compensation of the named executive officers.		☐	☐	☐
	1 year	2 years	3 years	ABSTAIN
4. The approval of the frequency of a shareholder vote to approve the compensation of the named executive officers.	☐	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2010 Annual Report to Shareholders.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢